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                                                          Exhibit 1


                                 Exhibit A

                           JOINT FILING AGREEMENT


            In accordance with Rule 13d-1(f) under the Securities Exchange

Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Whittaker Corporation, and that this Agreement be included as an

Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned hereby execute this

Agreement this 4th day of January, 1994.



                                    /s/ Douglas Schloss
                                    Douglas Schloss



                                    /s/ Richard P. Schloss
                                    Richard P. Schloss


                                    MARCUS SCHLOSS & CO., INC.



                                    By: /s/ Douglas Schloss
                                        Douglas Schloss
                                        Chairman and Chief
                                          Executive Officer